Exhibit 99.1
Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Kelli Christman, (816) 885-4342, kelli.christman@cerner.com
Cerner’s Internet Home Page: www.cerner.com
Cerner President Trace Devanny to Step Down
Company Reiterates Second Quarter Outlook
KANSAS CITY, Mo. — July 13, 2010 — Cerner Corporation (Nasdaq: CERN) today announced that Trace Devanny, president, will leave the company effective July 16, 2010.
Devanny joined Cerner in an executive role in 1994 and became Cerner’s president in 1999. In addition to his other leadership responsibilities, he was a driving force in the global expansion of the company, with annual non-U.S. revenues increasing from $24 million to $273 million during his tenure as president.
“I have a deep sense of satisfaction in the role I have played in Cerner’s growth over the past decade,” said Devanny. “I am thankful for the opportunity to have worked with so many incredible people and to have shared in the pursuit of a higher standard of healthcare worldwide. In every part of the world, improving healthcare cost and quality are vital concerns, and Cerner is well positioned to continue its advance as a multinational healthcare company, as well as take advantage of near-term opportunities provided by stimulus funding in the U.S. It is through no small amount of deliberation over the interests of both me and my family that I have decided to resign my role as Cerner’s president and pursue other business opportunities.”
Devanny’s responsibilities will be absorbed by the current organization. Neal Patterson will become the company’s president, in addition to his current role as Cerner’s chairman and chief executive officer.
“As most Cerner associates and clients know, Trace Devanny’s energy, passion for healthcare and global acumen have had a substantial impact on Cerner’s successful expansion into numerous markets,” said Patterson. “Trace has been and will remain a model for anyone who seeks to carry Cerner’s flag into a new office or a new country. We thank him for his trail blazing and leadership during a significant part of Cerner’s growth. We wish all the best for Trace and his family.”
Cerner will report results for the second quarter of 2010 on July 28. The Company expects these results to be at or above guidance levels provided in the April 28 earnings release.

About Cerner
Cerner is transforming healthcare by eliminating error, variance and waste for healthcare providers and consumers around the world. Cerner® solutions optimize processes for healthcare organizations ranging in size from single-doctor practices, to health systems, to entire countries, for the pharmaceutical and medical device industries, employer health and wellness services industry and for the healthcare commerce system. These solutions are licensed by more than 8,500 facilities around the world, including approximately 2,300 hospitals; 3,400 physician practices covering more than 30,000 physicians; 600 ambulatory facilities, such as laboratories, ambulatory centers, cardiac facilities, radiology clinics and surgery centers; 700 home-health facilities; and 1,500 retail pharmacies. The trademarks, service marks and logos (collectively, the “Marks”) set forth herein are registered and unregistered trademarks and/or service marks owned by Cerner Corporation and/or its subsidiaries in the United States and certain other countries throughout the world. Nasdaq: CERN. For more information about Cerner, please visit www.cerner.com.
This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that the Company’s performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “seeing,” “expect,” and “guidance” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our reliance on third party suppliers; risks inherent with business acquisitions; changing political, economic and regulatory influences; government regulation; significant competition and market changes; risks associated with the ongoing adverse financial market environment and uncertainty in global economic conditions; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; the volatility in the trading price of our common stock; and, failure of the parties to achieve the intended benefits. Additional discussion of these and other factors affecting the Company’s business is contained in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.
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